EXHIBIT 99(a)


                        FORM OF EXCHANGE AGENT AGREEMENT

      THIS EXCHANGE AGENT AGREEMENT (this "Agreement") is made and entered into as of ________ __, 200_, by and between DPL Inc., an Ohio corporation (the "Issuer"), and Bank One Trust Company, National Association, a national banking association incorporated and existing under the laws of the United States of America, as exchange agent (the "Exchange Agent").

                                    RECITALS

      The Issuer proposes to make an offer to exchange, upon the terms and subject to the conditions set forth in the Issuer's Prospectus dated ________ __, 2002 (the "Prospectus"), and the accompanying letter of transmittal (the "Letter of Transmittal"), forms of which are attached hereto as Exhibits A and B, respectively (and which, taken together, constitute the "Exchange Offer"), its outstanding 6 7/8% Senior Notes Due 2011 (the "Old Notes") for an equal principal amount of its registered 6 7/8% Senior Notes Due 2011 (the "New Notes" and, together with the Old Notes, the "Notes").

      The Exchange Offer will commence as soon as practicable after the Issuer's Registration Statement on Form S-4 relating to the Exchange Offer is declared effective under the Notes Act of 1933, as certified in writing to Exchange Agent by the Issuer (the "Effective Time") and shall terminate at 5:00 p.m., New York City time, on __________, 2001 (the "Expiration Date"), unless the Exchange Offer is extended by the Issuer and the Issuer notifies Exchange Agent of such extension by 5:00 p.m., New York City time, on the previous Expiration Date, in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In connection therewith, the undersigned parties hereby agree as follows:

      1. APPOINTMENT AND DUTIES AS EXCHANGE AGENT. Issuer hereby authorizes Bank One Trust Company, National Association, to act as Exchange Agent in connection with the Exchange Offer, and Bank One Trust Company, National Association, hereby agrees to act as Exchange Agent and to perform the services outlined herein in connection with the Exchange Offer on the terms and conditions contained herein.

      2. MAILING TO HOLDERS OF THE OLD NOTES. A. As soon as practicable after its receipt of certification from the Issuer as to the Effective Time, Exchange Agent will mail to each Holder (as defined in the Indenture), and to each DTC participant identified by DTC as a holder of any Old Notes (i) a Letter of Transmittal with instructions (including instructions for completing a substitute Form W-9), (ii) a Prospectus and (iii) a Notice of Guaranteed Delivery substantially in the form attached hereto as Exhibit C (the "Notice of Guaranteed Delivery") all in accordance with the procedures described in the Prospectus.

      B. Issuer shall supply Exchange Agent with sufficient copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery to enable Exchange Agent to perform its duties hereunder. Issuer shall also furnish or cause to be furnished to Exchange Agent a list of


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the holders of the Old Notes (including a beneficial holder list from The
Depository Trust Company ("DTC"), certificated Old Notes numbers and amounts, mailing addresses, and social security numbers), unless waived by Exchange Agent.

      3. ATOP REGISTRATION. As soon as practicable, Exchange Agent shall establish an account with DTC in its name to facilitate book-entry tenders of Old Notes through DTC's Automated Tender Offer Program ("ATOP") for the Exchange Offer.

      4. RECEIPT OF LETTERS OF TRANSMITTAL AND RELATED ITEMS. From and after the Effective Time, Exchange Agent is hereby authorized and directed to accept
(i) Letters of Transmittal, duly executed in accordance with the instructions thereto (or a manually signed facsimile thereof), and any requisite collateral documents from Holders of the Old Notes and (ii) surrendered Old Notes to which such Letters of Transmittal relate. Exchange Agent is authorized to request from any person tendering Old Notes such additional documents as Exchange Agent or the Issuer deems appropriate. Exchange Agent is hereby authorized and directed to process withdrawals of tenders to the extent withdrawal thereof is permitted by the Exchange Offer.

      5. DEFECTIVE OR DEFICIENT OLD NOTES AND INSTRUMENTS. A. As soon as practicable after receipt, Exchange Agent will examine instructions transmitted by DTC ("DTC Transmissions"), Old Notes, Letters of Transmittal and other documents received by Exchange Agent in connection with tenders of Old Notes to ascertain whether (i) the Letters of Transmittal are completed and executed in accordance with the instructions set forth therein (or that the DTC Transmissions contain the proper information required to be set forth therein),
(ii) the Old Notes have otherwise been properly tendered in accordance with the Prospectus and the Letters of Transmittal (or that book-entry confirmations are in due and proper form and contain the information required to be set forth therein) and (iii) if applicable, the other documents (including the Notice of Guaranteed Delivery) are properly completed and executed.

      B. If any Letter of Transmittal or other document has been improperly completed or executed (or any DTC Transmissions are not in due and proper form or omit required information) or the Old Notes accompanying such Letter of Transmittal are not in proper form for transfer or have been improperly tendered (or the book-entry confirmations are not in due and proper form or omit required information) or if some other irregularity in connection with any tender of any Old Notes exists, Exchange Agent shall promptly report such information to the Holder. If such condition is not promptly remedied by the Holder, Exchange Agent shall report such condition to the Issuer and await its direction. All questions as to the validity, form, eligibility (including timeliness of receipt), acceptance and withdrawal of any Old Notes tendered or delivered shall be determined by the Issuer, in its sole discretion. Notwithstanding the above, Exchange Agent shall not incur any liability for failure to give such notification unless such failure constitutes negligence or willful misconduct.

      C. The Issuer reserves the absolute right (i) to reject any or all tenders of any particular Old Notes determined by the Issuer not to be in proper form or the acceptance or exchange of which may, in the opinion of Issuer's counsel, be unlawful and (ii) to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any particular Old Notes, and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of


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Transmittal and Notice of Guaranteed Delivery and the instructions set forth therein) will be final and binding.

      6. REQUIREMENTS OF TENDERS. A. Tenders of Old Notes shall be made only as set forth in the Letter of Transmittal, and shall be considered properly tendered only when tendered in accordance therewith. Notwithstanding the provisions of this paragraph, any Old Notes that the Issuer's President, Senior Vice President, Executive Vice President, any Vice President or the Treasurer, or any other person designated by the Issuer's President, shall approve as having been properly tendered shall be considered to be properly tendered.

      B. Exchange Agent shall (a) ensure that each Letter of Transmittal and the related Old Notes or a bond power are duly executed (with signatures guaranteed where required) by the appropriate parties in accordance with the terms of the Exchange Offer; (b) in those instances where the person executing the Letter of Transmittal (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity, ensure that proper evidence of his or her authority so to act is submitted; and (c) in those instances where the Old Notes are tendered by persons other than the registered holder of such Old Notes, ensure that customary transfer requirements, including any applicable transfer taxes, and the requirements imposed by the transfer restrictions on the Old Notes (including any applicable requirements for certifications, legal opinions or other information) are fulfilled.

      7. EXCHANGE OF THE OLD NOTES. A. Promptly after the Effective Time, the Issuer will deliver the New Notes to the Exchange Agent. Upon surrender of the Old Notes properly tendered in accordance with the Exchange Offer, Exchange Agent is hereby directed to deliver or cause to be delivered New Notes to the Holders of such surrendered Old Notes. The principal amount of the New Notes to be delivered to a Holder shall equal the principal amount of the Old Notes surrendered.

      B. The New Notes issued in exchange for certificated Old Notes shall be mailed by Exchange Agent, in accordance with the instructions contained in the Letter of Transmittal, by first class or registered mail, and under coverage of Exchange Agent's blanket surety bond for first class or registered mail losses protecting the Issuer from loss or liability arising out of the non-receipt or non-delivery of such New Notes or the replacement thereof.

      C. Notwithstanding any other provision of this Agreement, issuance of the New Notes for accepted Old Notes pursuant to the Exchange Offer shall be made only after deposit with Exchange Agent of the Old Notes, the related Letter of Transmittal and any other required documents.

      8. NOTES HELD IN TRUST. The New Notes and any cash or other property (the "Property") deposited with or received by Exchange Agent (in such capacity) from the Issuer shall be held in a segregated account, solely for the benefit of Issuer and Holders tendering Old Notes, as their interests may appear, and the Property shall not be commingled with Notes, money, assets or property of Exchange Agent or any other party. Exchange Agent hereby waives any and all rights of lien, if any, against the Property, except to the extent set forth in the Indenture with respect to the New Notes.


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      9.  REPORTS TO ISSUER. Exchange Agent shall regularly notify, by facsimile or electronic communication, the Issuer as to the principal amount of the Old Notes which have been duly tendered since the previous report and the aggregate amount tendered since the Effective Date on a weekly basis until the Expiration Date. Such notice shall be delivered in substantially the form set forth as Exhibit D.

      10. RECORD KEEPING. Each Letter of Transmittal, Old Security and any other documents received by Exchange Agent in connection with the Exchange Offer shall be stamped by Exchange Agent to show the date of receipt (or if Old Notes are tendered by book-entry delivery, such form of record keeping of receipt as is customary for tenders through ATOP) and, if defective, the date and time the last defect was cured or waived by the Issuer. Exchange Agent shall cancel certificated Old Notes. Exchange Agent shall retain all Old Notes and Letters of Transmittal and other related documents or correspondence received by Exchange Agent until the Expiration Date. Exchange Agent shall return all such material to Issuer as soon as practicable after the Expiration Date. If Exchange Agent receives any Letters of Transmittal after the Expiration Date, Exchange Agent shall return the same together with all enclosures to the party from whom such documents were received.

      11. DISCREPANCIES OR QUESTIONS. Any discrepancies or questions regarding any Letter of Transmittal, Old Security, notice of withdrawal or any other documents received by Exchange Agent in connection with the Exchange Offer shall be referred to Issuer and Exchange Agent shall have no further duty with respect to such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to resolve such discrepancies or questions.

      12. TRANSFER OF REGISTRATION. New Notes may be registered in a name other than that of the record Holder of a surrendered Old Security, if and only if (i) the Old Security surrendered shall be properly endorsed (either by the registered Holder thereof or by a properly completed separate power with such endorsement guaranteed by an Eligible Institution, as defined in the Letter of Transmittal and otherwise in proper form for transfer, (ii) the person requesting such transfer of registration shall pay to Exchange Agent any transfer or other taxes required, or shall establish to Exchange Agent's satisfaction that such tax is not owed or has been paid and (iii) the such other documents and instruments as Issuer or Exchange Agent require shall be received by Exchange Agent.

      13. PARTIAL TENDERS. If, pursuant to the Exchange Offer, less than all of the principal amount of any Old Security submitted to Exchange Agent is tendered, Exchange Agent shall, promptly after the Expiration Date, return, or cause the registrar with respect to each such Old Security to return, a new Old Security for the principal amount not being tendered to, or in accordance with the instruction of, the Holder who has made a partial tender.

      14. WITHDRAWALS. A tendering Holder may withdraw tendered Old Notes as set forth in the Prospectus, in which event Exchange Agent shall, after proper notification of such withdrawal, return such Old Notes to, or in accordance with the instructions of, such Holder and such Old Notes shall no longer be considered properly tendered. Any withdrawn Old Notes may be


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tendered again by following the procedures therefor described in the Prospectus at any time on or prior to the Expiration Date.

      15. REJECTION OF TENDERS. If, pursuant to the Exchange Offer, Issuer does not accept for exchange all of the Old Notes tendered by a Holder of Old Notes, Exchange Agent shall return or cause to be returned such Old Notes to, or in accordance with the instructions of, such Holder of Old Notes.

      16. CANCELLATION OF EXCHANGED OLD NOTES. Exchange Agent is authorized and directed to cancel all Old Notes received by it upon delivering the New Notes to tendering holders of the Old Notes as provided herein. Exchange Agent shall maintain a record as to which Old Notes have been exchanged pursuant to Section 7 hereof.

      17. REQUESTS FOR INFORMATION. Exchange Agent shall accept and comply with telephone and mail requests for information from any person concerning the proper procedure to tender Old Notes. Exchange Agent shall provide copies of the Prospectus, Letter of Transmittal and Notice of Guaranteed Delivery to any person upon request. All other requests for materials shall be referred to the Issuer. Exchange Agent shall not offer any concessions or pay any commissions or solicitation fees to any brokers, dealers, banks or other persons or engage any persons to solicit tenders.

      18. TAX MATTERS. Any questions with respect to any tax matters relating to the Exchange Offer shall be referred to Issuer, and Exchange Agent shall have no duty with respect to any such matter; provided that Exchange Agent shall cooperate with Issuer in attempting to resolve such questions.

      19. REPORTS. Within 5 days after the Expiration Date, Exchange Agent shall furnish the Issuer a final report showing the disposition of the New Notes.

      20. FEES AND EXPENSES. Issuer will pay Exchange Agent its fees plus expenses, including counsel fees and disbursements, as set forth in Exhibit E.

      21. CONCERNING THE EXCHANGE AGENT.  As exchange agent hereunder, Exchange
Agent:

      A. shall have no duties or obligations other than those specifically set forth in this Agreement;

      B. will make no representation and will have no responsibility as to the validity, value or genuineness of the Exchange Offer, shall not make any recommendation as to whether a Holder of Old Notes should or should not tender its Old Notes and shall not solicit any Holder for the purpose of causing such Holder to tender its Old Notes;

      C. shall not be obligated to take any action hereunder which may, in Exchange Agent's sole judgment, involve any expense or liability to Exchange Agent unless it shall have been furnished with indemnity against such expense or liability which, in Exchange Agent's sole judgment, is adequate;


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      D.  may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, instruction, letter, telegram or other document, or any security, delivered to Exchange Agent and believed by Exchange Agent to be genuine and to have been signed by the proper party or parties;

      E. may rely on and shall be protected in acting upon the written instruc-tions of Issuer, its counsel, or its representatives;

      F. shall not be liable for any claim, loss, liability or expense, incurred without Exchange Agent's negligence or willful misconduct, arising out of or in connection with the administration of Exchange Agent's duties hereunder; and

      G. may consult with counsel, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Exchange Agent hereunder in accordance with the advice of such counsel or any opinion of counsel.

      22. INDEMNIFICATION. A. Issuer covenants and agrees to indemnify and hold harmless Exchange Agent, its directors, officers, employees and agents (the "Indemnified Persons") against any and all losses, damages, costs or expenses (including reasonable attorneys' fees and court costs), arising out of or attributable to its acceptance of appointment as Exchange Agent hereunder, provided that such indemnification shall not apply to losses, damages, costs or expenses incurred due to negligence or willful misconduct of the Exchange Agent. Exchange Agent shall notify Issuer in writing of any written asserted claim against Exchange Agent or of any other action commenced against Exchange Agent, reasonably promptly after Exchange Agent shall have received any such written assertion or shall have been served with a summons in connection therewith. Issuer shall be entitled to participate at its own expense in the defense of any such claim or other action and, if Issuer so elects, Issuer may assume the defense of any pending or threatened action against Exchange Agent in respect of which indemnification may be sought hereunder; provided that Issuer shall not be entitled to assume the defense of any such action if the named parties to such action include both the Issuer and Exchange Agent and representation of both parties by the same legal counsel would, in the written opinion of counsel for Exchange Agent, be inappropriate due to actual or potential conflicting interests between them; and further provided that in the event Issuer shall assume the defense of any such suit, and such defense is reasonably satisfactory to Exchange Agent, Issuer shall not therewith be liable for the fees and expenses of any counsel retained by Exchange Agent.

      B. Exchange Agent agrees that, without the prior written consent of Issuer (which consent shall not be unreasonably withheld), it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provision of this Agreement (whether or not any Indemnified Persons is an actual or potential party to such claim, action or proceeding).


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      23. APPLICABLE LAW.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

      24. NOTICES. Notices or other communications pursuant to this Agreement shall be delivered by facsimile transmission, reliable overnight courier or by first-class mail, postage prepaid, addressed as follows:

To Issuer at:              DPL Inc.
                           Courthouse Plaza Southwest
                           Dayton, Ohio 45402
                           Attention:  Financial Activities
                           Fax:  (937) 259-7147
                           Telephone:  (937) 224-6000

Or to Exchange Agent at:

                           Bank One Trust Company, National Association
                           One North State Street, 9th Floor
                           Chicago, IL 60602
                           Attention: Exchanges
                           Fax:  (312) 407-8853
                           Telephone: (800) 524-9472

Or to such address as either party shall provide by notice to the other party.

      25. CHANGE OF EXCHANGE AGENT. Exchange Agent may resign from its duties under this Agreement by giving to Issuer thirty days prior written notice. If Exchange Agent resigns or becomes incapable of acting as Exchange Agent and the Issuer fails to appoint a new exchange agent within a period of 30 days after it has been notified in writing of such resignation or incapacity by Exchange Agent, the Issuer shall appoint a successor exchange agent or assume all of the duties and responsibilities of Exchange Agent. Any successor exchange agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Exchange Agent without any further act or deed; but Exchange Agent shall deliver and transfer to the successor exchange agent any Property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.

      26. MISCELLANEOUS. Neither party may transfer or assign its rights or responsibilities under this Agreement without the written consent of the other party hereto; provided, however, that Exchange Agent may transfer and assign its rights and responsibilities hereunder to any of its affiliates otherwise eligible to act as Exchange Agent and, upon 45 days prior written notice to Exchange Agent, Issuer may transfer and assign its rights and responsibilities hereunder to any successor by merger, any purchaser of all of the common stock of Issuer, or any purchaser of all or substantially all of Issuer's assets. This Agreement may be amended only in writing signed by both parties. Any New Notes which remain undistributed after the Expiration Date shall be cancelled and delivered to the Issuer upon demand, and any Old Notes which are tendered


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thereafter shall be returned by Exchange Agent to the tendering party. Except for Sections 20 and 22, this Agreement shall terminate on the 31st day after the Expiration Date.

      27. ADVERTISEMENTS. Issuer agrees to place advertisements regarding the Exchange Offer in The Wall Street Journal, The Bond Buyer and Bloomberg as soon as practicable following the Effective Date.

      28. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefits or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly agree that no Holder or holder of Notes shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      29. ENTIRE AGREEMENT; HEADINGS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      30. COUNTERPARTS. This Agreement may be executed in any number of counter-parts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, Issuer and Exchange Agent have caused this Agreement to be signed by their respective officers thereunto authorized as of the date first written above.


                                             DPL INC.



                                             By:______________________________
                                             Name:
                                             Title:



                                             BANK ONE TRUST COMPANY, National
                                             Association


                                             By:______________________________
                                             Name:
                                             Title:




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                                   EXHIBIT D


                                                        Date:__________________

DPL INC.
BY FAX: ________________________

        Re:   Notice of Tenders

With respect to Section 9 of the Exchange Agent Agreement, dated as of _______________, 2001, we confirm the following information as of the date hereof:

         1.   Principal amount of Old Notes tendered during the past week:
              $____________________

         2. Principal amount of Old Notes referred to in paragraph 1. above regarding which Exchange Agent questions validity of the tender:
              $____________________

         3. Aggregate principal amount of Old Notes tendered since the Effective Date as to which Exchange Agent questions the validity of the tender: $___________________.

         4. Principal amount of Old Notes remaining unpresented (based on $___,000,000 total Old Notes): $__________________

         5. Total aggregate principal amount of Old Notes validly tendered since the Effective Date: $_____________________


                                        Bank One Trust Company, National
                                        Association, as Exchange Agent


                                        By:_____________________________
                                             Name:
                                             Title:


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                                   EXHIBIT E
                                Schedule of Fees



Per letter of transmittal mailed:  $___.00

Minimum fee:  $_____.00

Extraordinary services and special requests:  by appraisal

Out of pocket expenses incurred will be billed for reimbursement at invoiced cost

The minimum fee of $_____.00 shall be due and payable upon execution of the Exchange Agent Agreement. The remaining balance shall be due and payable upon receipt of Exchange Agent's invoice therefor.